UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2006

JAMESON INNS, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-23256	58-2079583
(State or other jurisdiction of incorporated)	(Commission File Number)	(IRS Employer Identification No.)

41 Perimeter Center East, Suite 400, Atlanta, Georgia	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 481-0305

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On March 1, 2006, the Board of Directors approved a revised compensation schedule for directors pursuant to which the Company will compensate each of the non-employee directors as follows:

Annual Board Cash Retainer:	$20,000		paid $5,000 quarterly
Meeting Fee:	$1,000	*	paid per meeting
Restricted Stock:	$20,000		granted at the annual meeting of stockholders; vesting 12 months after date of grant**
Audit Committee Chair Retainer:	$5,000

Under the prior compensation arrangement, the directors received an annual cash fee of $10,000, a fee of $500 per meeting and an option granted annually at the time of the annual stockholders meeting to purchase 5,000 shares of common stock of the Company.

*	Applies to both Board meetings and meetings of committees on which the director is a member. Members attending meetings by phone shall be paid meeting fees at a 50% rate.
**	Grants of restricted stock are subject to stockholder approval of a new equity incentive plan for directors expected to be presented at the 2006 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMESON INNS, INC.

Dated as of March 3, 2006

	By:	Craig R. Kitchin

/s/ Craig R. Kitchin
	Its:	President & Chief Financial Officer